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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                            FOR TYECIN SYSTEMS, INC.


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-58353) of our report dated March 6, 1998, except as to Note 11, which is as of June 1, 1998, related to the consolidated financial statements of TYECIN Systems, Inc. (not presented separately therein), which appears in the Current Report on Form 8-K of Manugistics Group, Inc. dated July 15, 1998. We also consent to the reference to us under the heading "Experts" in such prospectus.



PricewaterhouseCoopers LLP

San Jose, California

July 30, 1998